UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 26, 2021

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdictionof incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

480 Fernand Poitras
Terrebonne, Quebec, Canada, J6Y 1Y4
(Address of principal executive offices, including zip code)

(450) 951-8555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b) Retirement of Nelson Gentiletti

On February 26, 2021, Loop Industries, Inc. (the “Company”) announced that Mr. Nelson Gentiletti would be retiring and stepping down as the Company’s Chief Operating Officer (“COO”) and Chief Financial Officer (“CFO”) on or about March 1, 2021.

5.02(c) Appointment of Thomas Andrew (Drew) Hickey

On February 26, 2021, the Company announced that Thomas Andrew (Drew) Hickey will be joining the Company as Chief Financial Officer on or about March 1, 2021. Mr. Hickey will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Hickey, age 54, has had a successful career in investment banking with large Canadian banks spanning more than 25 years in both North America and Europe. He served as a Managing Director at CIBC, in Toronto, from 1998 until 2006 at which time he was appointed Managing Director of Scotiabank Europe plc based in London, England for a 10-year period ending in December 2016. After returning from the UK, Mr. Hickey continued his career in January 2017 by joining the audit committee, as Chair, for Discovery Air Inc., on which he served until January 2018. Drew was appointed to the audit committee, as Chair, for Top Aces Holdings Inc. and 10671541 Canada Inc. in December 2017 and August 2018 respectively and where he remains a director. Most recently, Mr. Hickey was acting as Finance Consultant to Great Canadian Gaming Corporation since September 2018. Mr. Hickey received his Honors Business Administration degree in 1989 from the University of Western Ontario. He is also a member of the Institute of Corporate Directors in Canada.

There is no arrangement or understanding between Mr. Hickey and any other persons pursuant to which Mr. Hickey was selected as an officer within the meaning of Item 401(b) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”) nor are there any family relationships between Mr. Hickey and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Hickey had direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Pursuant to an Employment Agreement dated February 23, 2021 (the “Employment Agreement”) and the Company’s 2017 Equity Incentive Plan, Mr. Hickey will receive the following cash and equity compensation: (i) an annual salary of CA$375,000, payable via the Company’s standard payroll practices, (ii) a short-term performance-based incentive compensation paid in cash at 30% of base salary at threshold performance, 50% at target performance and 100% at maximum performance, (iii) an up-front grant of shares to be paid in RSUs worth CA$2,000,000, of which 20% vest on each of the third and fourth anniversary and 60% vests on the fifth anniversary of the date of grant. The Employment Agreement also entitles Mr. Hickey to participate in the Company’s employee benefit programs and provides for customary benefits.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by the text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended February 28, 2021.

Item 7.01. Regulation FD Disclosure.

On February 26, 2021, the Company issued a press release announcing the retirement of Mr. Gentiletti as the Company’s COO and CFO as well as the appointment of Mr. Hickey as the Company’s CFO. A copy of this press release is furnished hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 26, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: February 26, 2021	By:	/s/ Daniel Solomita
Daniel Solomita
Chief Executive Officer and President